UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2020

STANDEX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

23 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701
   Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.50 Per Share	SXI	New York Stock Exchange

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Standex International Corporation

SECTION 5

ITEM 5.02	DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

Departure of Director

Effective October 20, 2020, as previously announced, Daniel B. Hogan, a member of the Board of Directors, has retired from the Board pursuant to the Company’s mandatory retirement policy as set forth in the Corporate Governance Guidelines.

ITEM 5.07 a and b	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 20, 2020. The number of common shares represented at the Annual Meeting of Stockholders was 11,432,661. The stockholders voted on the following proposals:

Proposal I –	To set the size of the Board of Directors at seven (7) and to elect the following Directors to three-year terms ending on the date of the Annual Meeting of Stockholders in 2023:

Nominee	For	Against	Abstain	Non-Vote

David Dunbar.	10,394,051	431,223	15,841	591,545
Michael A. Hickey	10,700,959	124,197	15,959	591,545

Proposal II – Advisory vote on the total compensation paid to the named executive officers of the Company:

For	10,558,780
Against	256,583
Abstain	25,752
Non-Vote	591,545

Proposal III -- Ratification of appointment of Deloitte & Touche, LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2021:

For	11,402,430
Against	11,968,
Abstain	18,261

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION
(Registrant)

/s/ Ademir Sarcevic

Ademir Sarcevic
Chief Financial Officer

Date: October 21, 2020

Signing on behalf of the registrant and as principal financial officer